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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference to the Registration Statement (Form S-8) of Argonaut Technologies, Inc. pertaining to the 1995 Incentive Stock Plan, the 2000 Incentive Stock Plan and the 2000 Employee Stock Purchase Plan of our report dated April 18, 2000 (except as to the stock split described in Note 12, as to which the date is April 25, 2000) with respect to the consolidated financial statements of Argonaut Technologies, Inc. included in its Registration Statement (No. 333-35782) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                        Ernst & Young


Palo Alto, California
September 19, 2000